Exhibit 99.1

AsiaInfo-Linkage Reports Unaudited First Quarter 2011 Results

—	Meeting guidance, net revenue (non-GAAP)[1] was US$108.6 million

—	Exceeding guidance, net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP)[2] per basic share was US$0.44

BEIJING/SANTA CLARA, Calif. – May 3, 2011 – AsiaInfo-Linkage, Inc. (Nasdaq: ASIA) (“AsiaInfo-Linkage” or the “Company” or “our” or “we”), a leading provider of telecom software solutions and services in China, today announced financial results for the quarter ended March 31, 2011.

“We continue to be a dominant player in China’s telecommunications market,” said AsiaInfo-Linkage President and Chief Executive Officer Steve Zhang. “Competition continues to intensify between China’s three telecom carriers, driving demand for our best-of-class IT solutions. This quarter, we signed and rolled out several upgrade contracts for our core telecom business customers and capitalized on a number of cross-selling opportunities. In addition to annual upgrades, we also announced another international contract win with a Malaysian operator and signed a significant triple-play network convergence contract with Jiangsu Cable, an operator with approximately 20 million subscribers. In 2011, we are confident we will continue to grow faster than the average market growth for China’s IT telecommunications spending and deliver long-term shareholder value.”

Recent Developments

On July 1, 2010, AsiaInfo Holdings, Inc. (“AsiaInfo”) completed its merger with IT software and solutions provider Linkage Technologies International Holdings Limited (“Linkage”) and was renamed AsiaInfo-Linkage, Inc. Starting from the third quarter of 2010, AsiaInfo-Linkage’s financial statements consolidated Linkage’s operating results and financial position.

On December 1, 2010, AsiaInfo-Linkage announced the divestiture of its IT security business. Results for the IT security business have been retrospectively reclassified to discontinued operations, and AsiaInfo-Linkage no longer segments results between the telecom solutions business and the IT security business.

On January 30, 2011, AsiaInfo-Linkage announced that its Board of Directors authorized a stock repurchase program, under which AsiaInfo-Linkage may repurchase up to US$60.0 million in aggregate value of the outstanding common stock of the Company. As of March 31, 2011, US$5.0 million of outstanding stock had been repurchased by the Company.

First Quarter 2011 Financial Results

Total revenues for the first quarter of 2011 were US$114.5 million, an increase of 93.2% year-over-year and 0.1% sequentially. Meeting guidance, net revenue (non-GAAP) for the first quarter of 2011 was US$108.6 million, an increase of 88.3% year-over-year and a decrease of 0.9% sequentially. The year-over-year increase was mainly due to the merger with Linkage and the sequential decrease was mainly due to the seasonality of the Company’s business.

[1]

Net revenue (non-GAAP) measures used in this press release represents total revenue net of third-party hardware costs. A reconciliation of all non-GAAP measures used in this press release to the most directly comparable GAAP measures is provided at the end of this press release.

[2]

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) and net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share measures exclude share-based compensation expenses, amortization of acquired intangible assets, non-recurring merger related expenses and after-tax dividend income (if any).

Gross margin for the quarter was 45.6%, compared to 61.0% in the year-ago period and 45.3% in the previous quarter. Gross margin of net revenue (non-GAAP)3 was 53.2% in the first quarter of 2011, compared to 63.7% in the year-ago period and 52.5% in the previous quarter. The decrease in gross margin (non-GAAP) year-over-year primarily reflected the Linkage merger as the Company deployed additional R&D employees into client services, as mentioned in the previous two quarters, driving up cost of revenues.

Total operating expenses for the first quarter of 2011 increased 56.1% year-over-year and 4.3% sequentially to US$37.2 million. The year-over-year increase was primarily attributable to the merger with Linkage. Sales and marketing expenses for the first quarter of 2011 increased 152.9% year-over-year and 2.2% sequentially to US$19.3 million. The year-over-year increase was primarily attributable to the merger with Linkage. The sequential increase was primarily due to the US$2.0 million increase in the amortization of intangible assets related to the Linkage merger. General and administrative expenses for the first quarter of 2011 decreased 7.3% year-over-year and increased 28.0% sequentially to US$8.0 million. G&A expenses were impacted in the first quarter of 2010 by US$3.5 million in non-recurring transaction expenses associated with the Linkage merger. The sequential increase in G&A expenses was mainly due to an accounts receivables provision for one provincial contract as well as additional consulting and legal service fees. Research and development expenses increased 31.4% year-over-year and decreased 6.0% sequentially to US$10.0 million. As a percentage of net revenue, R&D expenses decreased year-over-year, which was primarily the result of more R&D employees being deployed into client services after the merger with Linkage. The slight sequential decrease in R&D expenses was primarily due to R&D personnel temporarily being assigned to support client services on specific projects.

As a result of the foregoing, income from operations for the first quarter of 2011 was US$15.0 million, an increase of 22.3% year-over-year and a decrease of 6.7% sequentially. Operating margin of total revenue was 13.1% for the first quarter of 2011, compared to 20.7% in the year-ago period and 14.1% in the previous quarter. Operating margin of net revenue (non-GAAP)4 for the first quarter of 2011 was 27.4%, compared to 31.5% in the year-ago period and 26.4% in the previous quarter. The slight sequential improvement in operating margin of net revenue (non-GAAP) was primarily due to sustained demand and recurring revenues from China’s telecom carriers.

Other income for the first quarter of 2011 was US$1.5 million compared to US$0.7 million in the year-ago period and US$0.6 million in the previous quarter. The year-over-year and sequential increases in other income were primarily due to the increased interest rate in China, which resulted in higher yields from the Company’s bank deposits and short-term investments

Provision for income taxes for the first quarter of 2011 was negative US$1.0 million compared to an income tax expense of US$2.1 million and US$1.9 million in the year-ago period and previous quarter, respectively. The improvement was primarily due to the qualification of 2010 “Key Software Enterprise” tax status for two of the Company’s major operating subsidiaries in China. This tax status reduced the two operating subsidiaries’ income tax rate from 15.0% to 10.0% in 2010. This one-time tax credit was recorded in this quarter upon approval from the tax authority.

In the first quarter of 2011, the Company recorded net income attributable to AsiaInfo-Linkage, Inc. of US$17.8 million, or US$0.24 per basic share, compared to US$10.3 million, or US$0.22 per basic share, in the year-ago period and US$15.5 million, or US$0.21 per basic share, in the previous quarter.

[3]

Gross margin of net revenue (non-GAAP) is calculated by dividing gross profit, excluding third party hardware costs, amortization of acquired intangible assets, and share-based compensation expenses, by net revenue (non-GAAP).

[4]

Operating margin of net revenue (non-GAAP) is calculated by dividing income from operations, excluding third party hardware costs, amortization of acquired intangible assets, share-based compensation expenses, and non-recurring merger related expenses, by net revenue (non-GAAP).

In the first quarter of 2011, net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) was US$32.7 million or US$0.44 per basic share, which includes a US$0.05 impact that was mainly attributable to the “Key Software Enterprise” tax credit. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) in the year-ago period was US$16.2 million or US$0.34 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) in the previous quarter was US$28.4 million or US$0.38 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) increased 101.3% year-over-year and 14.9% sequentially. The year-over-year and sequential increase was mainly due to the one-time tax credit this quarter.

As of March 31, 2011, AsiaInfo-Linkage had cash and cash equivalents and restricted cash totaling US$263.5 million and short-term investments totaling US$47.3 million. Operating cash flow in the first quarter of 2011 was a net inflow of US$18.7 million.

Business Outlook

AsiaInfo-Linkage expects second quarter 2011 net revenue (non-GAAP) to be in the range of US$108.0 million to US$112.0 million. The Company expects second quarter 2011 net income attributable to AsiaInfo-Linkage, Inc. per basic share (non-GAAP) to be in the range of US$0.39 to US$0.41.

ASIAINFO-LINKAGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands of US$, except share and per share amounts)

	Three Months Ended Mar. 31,		Three Months Ended Dec. 31, 2010
	2011	2010
Revenues:
Software products and solutions	$101,384	$53,755	$101,201
Service	6,877	3,834	8,137
Third party hardware	6,220	1,654	5,042

Total revenues	114,481	59,243	114,380

Cost of revenues:
Software products and solutions	52,569	19,645	53,703
Service	3,757	1,911	4,104
Third party hardware	5,909	1,571	4,789

Total cost of revenues	62,235	23,127	62,596

Gross profit	52,246	36,116	51,784

Operating expenses:
Sales and marketing	19,255	7,614	18,835
General and administrative	8,014	8,647	6,259
Research and development	9,969	7,588	10,606

Total operating expenses	37,238	23,849	35,700

Income from operations	15,008	12,267	16,084

Other income, net:	1,506	665	580

Income before provision for income taxes and discontinued operations	16,514	12,932	16,664
Provision for income taxes	(995)	2,055	1,942

Income from continuing operations	17,509	10,877	14,722

Income (loss) from discontinued operations, net of taxes	—	(955)	557

Net income	17,509	9,922	15,279

Less: Net loss attributable to noncontrolling interest	(331)	(423)	(226)

Net income attributable to AsiaInfo-Linkage, Inc.	$17,840	$10,345	$15,505

Earnings per share:
Net income attributable to AsiaInfo-Linkage, Inc. common stockholders:
Basic	$0.24	$0.22	$0.21

Diluted	$0.24	$0.21	$0.21

Weighted average shares used in computation:
Basic	74,992,768	47,227,325	74,904,875

Diluted	75,581,628	48,202,285	75,473,867

ASIAINFO-LINKAGE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands of US$)

	As of
	Mar. 31, 2011	Dec. 31, 2010
ASSETS:
Current Assets:
Cash and cash equivalents	$249,229	$237,844
Restricted cash	14,268	13,943
Short term investments – held to maturity securities	14,490	10,570
Short term investments – available for sale securities	32,799	31,682
Accounts receivable (net of allowances of $3,645, and $2,514, as of March 31, 2011 and December 31, 2010, respectively)	302,806	258,338
Inventories, net	8,351	9,902
Other receivables	5,189	5,934
Deferred income tax assets – current	13,828	13,781
Prepaid expenses and other current assets	8,242	4,774

Total current assets	649,202	586,768

Long term investments	5,646	5,646
Property and equipment, net	6,086	5,961
Other acquired intangible assets, net	196,716	209,626
Deferred income tax assets – non-current	2,067	2,066
Goodwill	433,215	433,139
Prepaid land use right	10,101	10,000

Total Assets	$1,303,033	$1,253,206

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities:
Accounts payable	$121,584	$89,867
Accrued expenses	24,575	25,391
Deferred revenue	21,124	27,963
Accrued employee benefits	76,978	72,309
Other payables	7,183	6,608
Income taxes payable	16,108	18,457
Other taxes payable	17,363	11,678
Deferred income tax liability – current	3,695	3,657

Total current liabilities	288,610	255,930

Unrecognized tax benefits	3,791	4,870
Deferred income tax liabilities – non-current	51,836	51,836
Other long term liabilities	274	274

Total Liabilities	$344,511	$312,910

Redeemable noncontrolling interest	1,721	1,918

Equity:
AsiaInfo–Linkage, Inc. stockholders’ equity:
Common stock	781	779
Additional paid-in capital	842,922	840,328
Treasury stock, at cost	(32,705)	(27,749)
Statutory reserve	21,640	21,640
Retained earnings	89,916	72,076
Accumulated other comprehensive income	33,871	30,794

Total AsiaInfo–Linkage, Inc. stockholders’ equity	$956,425	$937,868

Noncontrolling interest	376	510

Total equity	956,801	938,378

Total Liabilities, Redeemable noncontrolling interest and Equity	$1,303,033	$1,253,206

First Quarter 2011 Conference Call Details

AsiaInfo-Linkage management will hold an earnings conference call at 5:00 p.m. Pacific Time / 8:00 p.m. Eastern Time on Tuesday, May 3, 2011 (8:00 a.m. Beijing/Hong Kong Time on Wednesday, May 4, 2011). Management will discuss results and highlights of the quarter and answer questions from investors.

The dial-in numbers for the conference call are as follows:

U.S. Toll Free: +1-800-299-7089

China Toll Free: +86-10-800-130-0399 / +86-10-800-152-1490

Hong Kong Toll Free: ###-##-####

Hong Kong: +852-3002-1672

International: +1-617-801-9714

The passcode for the call is 74673119.

A replay of the call will be available until 11:00 p.m. Eastern Time on Tuesday, May 10, 2011 by dialing one of the following numbers:

U.S Toll Free: +1-888-286-8010

International: +1-617-801-6888

The passcode for the replay is 43018379.

Additionally, a live and archived webcast of this call will be available on the Investor Relations section of the AsiaInfo-Linkage website at www.asiainfo-linkage.com.

About AsiaInfo-Linkage, Inc.

AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) is a leading provider of high-quality software solutions and IT services in China’s telecommunications industry. The Company completed the merger between AsiaInfo and Linkage on July 1, 2010. The combined Company leverages both AsiaInfo’s and Linkage’s leading market positions and complementary customer bases to provide a robust, comprehensive service offering primarily to China’s telecom operators. AsiaInfo-Linkage’s world-class R&D capabilities and extensive base of highly skilled engineers provide best-of-class solutions to help customers differentiate themselves from the competition.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

Reconciliation of non-GAAP Measures

This earnings release presents the following “non-GAAP financial measures” as defined by applicable U.S. securities regulations. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. The non-GAAP financial measures are provided as additional information to help both management and investors compare business trends among different reporting periods on a consistent and more meaningful basis and enhance investors’ overall understanding of the Company’s current financial performance and prospects for the future. These non-GAAP measures have limitations, however, because they do not include all items of income and expenses that impact the Company’s operations. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to measurements required by GAAP and should not be considered measures of the Company’s liquidity. Pursuant to relevant regulatory requirements, we are providing the following reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures.

(1) Net revenue (non-GAAP)

AsiaInfo-Linkage’s net revenue (non-GAAP) represents total revenue net of third party hardware costs that are passed through to our customers. We believe total revenues net of third party hardware costs more accurately reflects our core business, which is the provision of software solutions and services, and provides transparency to our investors. It is also the same measure used by our management to evaluate the competitiveness and development of our business.

Reconciliation of net revenues (non-GAAP) to GAAP total revenues

	Three Months Ended Mar. 31		2010 Q4
	2011	2010
	(in US dollar thousands)
Total revenues (GAAP)	114,481	59,243	114,380
Third party hardware costs	5,909	1,571	4,789
Net revenue (non-GAAP)	108,572	57,672	109,591

(2) Gross margin of net revenue (non-GAAP)

Gross margin of net revenue (non-GAAP) is calculated by dividing gross profit, excluding amortization of acquired intangible assets, share-based compensation expenses, and third party hardware costs, by net revenue (non-GAAP). We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the gross margin of net revenue (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes this non-GAAP measure, when read in conjunction with the Company’s GAAP gross margin and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

	Three Months Ended Mar. 31		2010 Q4
	2011	2010
Gross margin (GAAP)	45.6%	61.0%	45.3%
Third party hardware costs[1]	2.5%	1.7%	2.0%
Amortization of intangible[2] assets	4.7%	0.1%	4.7%
Share-based compensation expenses[2]	0.4%	0.9%	0.5%
Gross margin (non-GAAP)	53.2%	63.7%	52.5%

1:	Percentage presents the difference of dividing third party hardware cost by GAAP revenue and non-GAAP revenue.
2:	Percentages present the result of dividing the amounts of amortization of intangible assets or share-based compensation by the net revenue (non-GAAP).

(3) Operating margin of net revenue (non-GAAP)

Operating margin of net revenue (non-GAAP) is calculated by dividing income from operations, excluding amortization of intangible assets, share-based compensation expenses, third party hardware costs, and non-recurring merger related expenses, by net revenue (non-GAAP). We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the operating margin of net revenue (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes this non-GAAP measure, when read in conjunction with the Company’s GAAP operating margin and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

	Three Months Ended Mar. 31		2010 Q4
	2011	2010
Operating margin (GAAP)	13.1%	20.7%	14.1%
Third party hardware costs[1]	0.7%	0.6%	0.6%
Amortization of intangible assets[2]	11.9%	0.7%	10.0%
Share-based compensation expenses[2]	1.7%	3.4%	1.7%
Non-recurring merger related expenses[2]	0%	6.1%	0%
Operating margin (non-GAAP)	27.4%	31.5%	26.4%

1:	Percentage presents the difference of dividing third party hardware cost by GAAP revenue and non-GAAP revenue.
2:	Percentages present the result of dividing the amounts of amortization of intangible assets or share-based compensation or non-recurring merger related expenses by the net revenue (non-GAAP).

(4) Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP)

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) excludes share based compensation expenses, amortization of acquired intangible assets, non-recurring merger related expenses and after-tax dividend income. We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes the Company’s net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) measure, when read in conjunction with the Company’s GAAP net income measure and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Reconciliation of net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) to GAAP net income

	Three Months Ended Mar. 31		2010 Q4
	2011	2010
	(in US dollar thousands)
Net income (GAAP)	17,840	10,345	15,505
Adjustments:
- Share based compensation expenses	1,897	1,971	1,896
- Amortization of acquired intangible assets	12,917	404	11,010
- Non-recurring merger related expenses	—	3,500	—
- Dividend income, net of tax	(4)	(4)	—
Net income (non-GAAP)	32,650	16,216	28,411

(5) Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share is calculated by dividing net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) (which as discussed above excludes share-based compensation expenses, amortization of acquired intangible assets, non-recurring merger related expenses and after-tax dividend income) by the same number of weighted average shares outstanding used in the computation of net income per basic share. Management believes that net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share, when used in conjunction with the Company’s GAAP net income attributable to AsiaInfo-Linkage, Inc. per basic share, provides useful information to investors for the same reasons discussed above regarding net income attributable to AsiaInfo-Linkage, Inc (non-GAAP). In addition, net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share allows investors to evaluate the Company’s operating performance from period to period on a per share basis, thus providing a useful basis for assessing the Company’s value on a per share basis.

Reconciliation of net income (non-GAAP) per basic share to GAAP net income per basic share

	Three Months Ended Mar. 31		2010 Q4
	2011	2010
	(in US dollars)
Net income per basic share (GAAP)	0.24	0.22	0.21
Adjustments:
- Share based compensation expenses	0.03	0.04	0.02
- Amortization of acquired intangible assets	0.17	0.01	0.15
- Non-recurring merger related expenses	—	0.07	—
- Dividend income, net of tax	—	—	—
Net income per basic share (non-GAAP)	0.44	0.34	0.38

Basic shares:	74,992,768	47,227,325	74,904,875

Cautionary Note Regarding Forward-Looking Statements

The information contained in this document is as of May 3, 2011. AsiaInfo-Linkage assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo-Linkage’s operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; our ability to successfully integrate the business of Linkage into ours; the long and variable billing cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; and political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and in our reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission and available at www.sec.gov.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

For investor and media inquiries, please contact:

In China:

Mr. Jimmy Xia

AsiaInfo-Linkage, Inc.

Tel: +86-10-8216-6039

Email: ir@asiainfo-linkage.com

Mr. Justin Knapp

Ogilvy Financial, Beijing

Tel: +86-10-8520-6556

Email: asia@ogilvy.com

In the United States:

Ms. Jessica Barist Cohen

Ogilvy Financial, New York

Tel: +1-646-460-9989

Email: asia@ogilvy.com